                                                                   EXHIBIT 99(c)

DIVIDEND INFORMATION AND PRICE RANGE OF COMMONSHARES

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Fiscal Year                       First           Second             Third           Fourth
Ending March 31                 Quarter          Quarter           Quarter          Quarter              Year
- --------------------------------------------------------------------------------------------------------------
1995
High                            $ 18.67          $ 19.00           $ 19.75          $ 19.75            $ 19.75
Low                               14.50            13.75             14.25            16.00              13.75
Dividends paid                     .023              .03               .03              .03               .113
- --------------------------------------------------------------------------------------------------------------
1994
High                            $ 11.83          $ 16.00           $ 16.50          $ 18.83            $ 18.83
Low                                8.00            11.17             12.50            12.33               8.00
Dividends paid                      .02              .02              .023             .023               .087
- --------------------------------------------------------------------------------------------------------------

As of April 5, 1995 there were 14,916,146 Common Shares of Pioneer-Standard Electronics, Inc. outstanding, and there were 540 shareholders of record.

The market price of Pioneer-Standard Electronics, Inc. Common Shares at the close of business May 5, 1995 was $20.63.

See Note 3 for information regarding dividend restrictions.